LOCK-UP AND TRICKLE-OUT AGREEMENT

(CODEVERSE LLC)

This Lock-Up and Trickle-Out Agreement (this “Agreement”) is entered into as of May 22, 2026 (the “Effective Date”), by and between Spectral Capital Corporation, a Nevada corporation (“Spectral” or the “Company”), and CODEVERSE LLC, a Florida limited liability company (the “Holder”). Spectral and the Holder are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on December 29, 2025, Spectral entered into that certain Definitive Stock Purchase Agreement (the “Purchase Agreement”) with Telvantis, Inc., formerly Raadr, Inc., a Nevada corporation (“Seller”), pursuant to which Spectral acquired, effective December 31, 2025 (the “Closing Date”), 100% of the issued and outstanding shares of Telvantis Voice Services, Inc., a Florida corporation;

WHEREAS, the Purchase Agreement provides for the issuance of up to 10,000,000 shares of Spectral common stock as consideration, comprising 1,500,000 shares issuable at closing (the “Closing Shares”) and up to 8,500,000 additional shares (the “Earn-Out Shares”) issuable upon the achievement of specified post-closing performance milestones (the “Earn-Out Milestones”);

WHEREAS, by Direction of Issuance dated May 21, 2026 (as re-characterized to refer to Earn-Out Shares, the “Direction of Issuance”), the Seller has directed Spectral to issue, and Spectral has authorized the issuance of, 1,326,300 Earn-Out Shares (the “Subject Shares”) to the Holder;

WHEREAS, it is a condition to the issuance of the Subject Shares that the Holder enter into this Agreement, which incorporates and is intended to be consistent in all material respects with the lock-up, trickle-out, beneficial-ownership-limitation, standstill, and other transfer restrictions set forth in Exhibit A to the Purchase Agreement (“Exhibit A”); and

WHEREAS, the Holder desires to receive the Subject Shares and agrees to be bound by the restrictions and obligations set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the issuance of the Subject Shares, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Subject Shares; Issuance.

Subject to and conditioned upon the execution and delivery of this Agreement by the Holder, the Company shall instruct its transfer agent, Securitize Markets, LLC (formerly Pacific Stock Transfer Co.) (the “Transfer Agent”), to issue the Subject Shares to the Holder in book-entry form, bearing the restrictive legend set forth in Section 6 below. The Subject Shares are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder.

2. Lock-Up Period.

The Holder agrees that from the Closing Date until December 31, 2026 (the “Lock-Up Period”), the Holder shall not, directly or indirectly, (a) offer, sell, contract to sell, pledge (other than as permitted by Section 5), grant any option to purchase, make any short sale, or otherwise dispose of, encumber, or transfer any Subject Shares (or any securities convertible into or exchangeable for, or any rights to purchase or acquire, any Subject Shares); (b) enter into any swap, hedge, or other derivative arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares; or (c) publicly disclose the intention to do any of the foregoing. The restrictions in this Section 2 shall apply equally to any securities issued by the Company in respect of the Subject Shares by way of stock split, stock dividend, recapitalization, or similar event.

3. Trickle-Out Following Lock-Up.

Commencing on the first calendar day immediately following the expiration of the Lock-Up Period, and on the first calendar day of each subsequent calendar month thereafter, an additional four percent (4%) of the total number of Subject Shares originally issued hereunder shall be released from the transfer restrictions of Section 2 (each such release, a “Trickle-Out Release”). The Trickle-Out Release shall be cumulative, such that any portion of the Subject Shares that becomes eligible for transfer in any given month and is not transferred may be transferred in any subsequent month, subject to the other terms of this Agreement. The Company may, in its sole discretion, elect to release all or any portion of the then-locked Subject Shares from the restrictions of Section 2 earlier than the schedule set forth above, but shall have no obligation to do so.

4. Beneficial Ownership Limitation.

Notwithstanding anything to the contrary in this Agreement or in the Direction of Issuance, the Holder shall not be issued any Subject Shares, and shall not be permitted to acquire any additional shares of Company common stock, to the extent that, after giving effect to such issuance or acquisition, the Holder (together with the Holder’s affiliates and any persons acting as a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) would beneficially own in excess of 4.9% (four and nine-tenths percent) of the issued and outstanding shares of Company common stock (the “Beneficial Ownership Cap”). The Holder may, by not less than 61 days’ prior written notice to the Company, elect to increase or decrease the Beneficial Ownership Cap, provided that in no event shall the Holder elect a percentage in excess of 9.99%.

5. Permitted Transfers.

Notwithstanding Section 2, the Holder may transfer Subject Shares during the Lock-Up Period: (a) to an affiliate of the Holder, provided that the transferee executes and delivers to the Company a written agreement, in form and substance reasonably satisfactory to the Company, agreeing to be bound by the terms of this Agreement; (b) by will, intestate succession, or by operation of law (in the case of the Holder’s death); (c) pursuant to a bona fide pledge to a financial institution to secure indebtedness incurred for working-capital or general-corporate purposes of the Holder, provided that the pledgee executes a written agreement, in form and substance reasonably satisfactory to the Company, agreeing to be bound by the terms of this Agreement; or (d) with the prior written consent of the Company, which consent may be granted or withheld in the Company’s sole discretion. Any transfer pursuant to this Section 5 shall not relieve the Holder of any of its obligations hereunder.

6. Restrictive Legend.

The book-entry records and any certificates representing the Subject Shares shall bear a restrictive legend substantially in the following form, in addition to any other legend required by applicable law:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED, OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION (INCLUDING, WITHOUT LIMITATION, RULE 144 UNDER THE SECURITIES ACT). IN ADDITION, THESE SHARES ARE SUBJECT TO THE LOCK-UP, TRICKLE-OUT, BENEFICIAL-OWNERSHIP-LIMITATION, AND STANDSTILL PROVISIONS OF A LOCK-UP AND TRICKLE-OUT AGREEMENT DATED MAY 22, 2026 BETWEEN THE COMPANY AND THE HOLDER NAMED THEREIN, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY UPON REQUEST.”

7. Standstill.

During the Lock-Up Period and continuing for a period of twelve (12) months following the expiration thereof (the “Standstill Period”), the Holder shall not, and shall cause its affiliates not to, directly or indirectly, without the prior written consent of the Company’s Board of Directors: (a) acquire, agree to acquire, or make any proposal to acquire any equity securities, debt securities, or assets of the Company (other than as expressly contemplated by this Agreement or the Purchase Agreement); (b) propose or seek to effect any merger, consolidation, business combination, recapitalization, restructuring, or other extraordinary transaction involving the Company; (c) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission) to vote any voting securities of the Company; (d) form, join, or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company; or (e) take any action that would require the Company to make a public announcement regarding any of the foregoing. This Section 7 is intended to be consistent with, and shall be interpreted in light of, Section 6.4 of the Purchase Agreement, and in the event of any conflict between this Section 7 and Section 6.4 of the Purchase Agreement, Section 6.4 of the Purchase Agreement shall control.

8. Representations and Warranties of the Holder.

The Holder represents and warrants to the Company as of the Effective Date that:

(a)  Authority. the Holder has full legal capacity, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder; this Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid, and binding obligation of the Holder, enforceable against the Holder in accordance with its terms;

(b)  Accredited Investor; Investment Intent. the Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act; the Holder is acquiring the Subject Shares for the Holder’s own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws;

(c)  No Public Market Reliance. the Holder understands that the Subject Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, have not been registered under the Securities Act, and may not be transferred except in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom;

(d)  Information. the Holder has been afforded the opportunity to ask questions of, and to receive answers from, the Company concerning the Company, the Purchase Agreement, and the Subject Shares, and has had access to such information about the Company as the Holder has deemed necessary to evaluate the merits and risks of acquiring the Subject Shares; and

(e)  Risk. the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of an investment in the Subject Shares and is able to bear the economic risk of such investment, including the risk of total loss.

9. Incorporation of Exhibit A; Conflicts.

This Agreement is intended to be consistent in all material respects with the lock-up, trickle-out, beneficial-ownership-limitation, standstill, and other transfer restrictions set forth in Exhibit A to the Purchase Agreement, which Exhibit A is hereby incorporated by reference. In the event of any conflict between the express terms of this Agreement and Exhibit A to the Purchase Agreement, the more restrictive provision shall control; provided that, for the avoidance of doubt, nothing in this Agreement shall waive, modify, or otherwise affect any of the rights or remedies of the Company under the Purchase Agreement, including without limitation Spectral’s rights under Sections 2.3 (cure right) and 2.4 (performance-based rescission) of the Purchase Agreement.

10. Specific Performance; Remedies.

The Holder acknowledges that any breach of this Agreement may cause irreparable harm to the Company for which monetary damages would not be an adequate remedy, and accordingly the Company shall be entitled to seek injunctive relief and specific performance to enforce the terms hereof, without the necessity of posting any bond or other security, in addition to any other remedy to which the Company may be entitled at law or in equity. The Company is authorized to instruct the Transfer Agent to refuse to record any attempted transfer of Subject Shares made in violation of this Agreement, and any such transfer shall be null and void ab initio.

11. Notices.

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed duly given (a) when delivered personally; (b) one business day after being sent by nationally recognized overnight courier service; (c) three business days after being mailed by certified or registered mail, return receipt requested; or (d) upon transmission by electronic mail (with confirmation of delivery), in each case to the addresses set forth on the signature page hereto or such other address as a Party may designate by written notice to the other Party.

12. Governing Law; Venue.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to its conflicts of laws principles. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Clark County, Nevada, for the resolution of any dispute arising out of or relating to this Agreement, and waives any objection based on improper venue or forum non conveniens.

13. Entire Agreement; Amendment.

This Agreement, together with the Purchase Agreement (including Exhibit A thereto) and the Direction of Issuance, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, both written and oral, with respect to such subject matter. This Agreement may be amended, modified, or supplemented only by a writing signed by both Parties.

14. Counterparts; Electronic Signatures.

This Agreement may be executed in any number of counterparts (including by electronic signature platforms such as DocuSign, or by .pdf), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

15. Severability.

If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction, and the Parties shall negotiate in good faith to replace such provision with a valid, legal, and enforceable provision that achieves, to the extent possible, the original commercial intent of the Parties.

IN WITNESS WHEREOF, the Parties have executed this Lock-Up and Trickle-Out Agreement as of the Effective Date.

SPECTRAL CAPITAL CORPORATION

By: __________________________________

Name: Jenifer Osterwalder

Title: President and Chief Executive Officer

Notice Address:

701 Fifth Avenue, Suite 4200

Seattle, WA 98104

Attention: Chief Executive Officer

Email: [Spectral notice email]

CODEVERSE LLC

By: __________________________________

Name: Orlando Taddeo

Title: Authorized Signatory

Notice Address:

888 SE 3rd Avenue, Suite 400, Fort Lauderdale, FL 33316

Email: orlando@code-verse.com

Number of Subject Shares: 1,326,300